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                                                                    EXHIBIT 99.1

Company Press Release

Sunbase Asia, Inc. Announces Sale of Southwest Products Company

LOS ANGELES, May 2/PRNewswire/ -- Sunbase Asia Inc. today announces sales of Southwest Products Company

Sunbase Asia, Inc. (BB:SNBSE) today announced that consistent with the Company's business intention to divest its bearing manufacturing assets in the U.S., on April 28, 2000, the Company closed its sale of Southwest Products Company.




Company Contact: Roger Li
Sunbase Asia Inc.
Tel: 852-2865-1511